PACIFIC BASIN DEVELOPMENT, CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK AUTHORIZED CAPITAL STOCK: 50,000,000 SHARES, $.001 PAR VALUE



This Certifies That............................................................



is the registered holder of....................................................


shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ...... day of .............., A.D., 19......




------------------------------                    -----------------------------
SECRETARY/TREASURER            [Corporate Seal}             PRESIDENT


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For Value  Received,..................................hereby  sell,  assign  and transfer unto .............................................Shares represented by the  within  Certificate,  and do  hereby  irrevocably  constitute  and  appoint
 .....................................Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated..................., 19............

In presence of

 .........................................


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.